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                                                                    EXHIBIT 21.1

                           NETWORKS ASSOCIATES, INC.
                 Consolidated Subsidiaries at December 31, 1999

 1. Network Associates Software Trading LLC, Hungary
 2. Network Associates, GmbH
 3. Network Associates, S.A.
 4. Network Associates, S.r.l.
 5. Network Associates A.G.
 6. Network Associates International, B.V.
 7. Network Associates Software Development GmbH
 8. Network Associates NA, Sweden
 9. Network Associates S.L. Spain
10. Network Associates International, Ltd.
11. Network Associates Canada Ltd.
12. Network Associates Combination Company, Inc
13. Network Associates Technology, Inc.
14. Network Associates Holding Company, Inc.
15. Network Associates K.K.
16. Network Associates Australia Pty, Ltd.
17. Network Associates (Hong Kong) Ltd.
18. Network Associates Software (Singapore) Pte Ltd.
19. Network Associates (NS) ULC
20. NA NetTools Holding Company, Inc.
21. Network General Barbados, Inc.
22. Network General Europe Holding B.V.
23. Network Associates Do Brazil Ltda
24. McAfee Software de Mexico S.A. de C.V.
25. Network General Canada, Ltd
26. Network Associates N.V.
27. McAfee Nederland
28. NetTools Company Ltd.
29. Network Associates Software Trading
30. McAfee.Com Corporation
31. NetTools Associates (Pty) Ltd
32. Dr Solomon Ltd
33. Solomon Software Ltd
34. Solomon Australia Pty Ltd
35. Solomon GmbH
36. Solomon AG
37. Dr Solomon's Software, Inc.
38. QA Information Security Holding AB
39. QA Information Security AB
40. QA Information Security OY
41. CSB Consulenza Software di Base S.r.l